Exhibit 99

   Florida East Coast Industries, Inc. Announces Reclassification of Shares


    ST. AUGUSTINE, Fla., Sept. 10 /PRNewswire-FirstCall/ -- Florida East Coast

Industries, Inc. (NYSE: FLA, FLA.b) (FECI) announced today that FECI and The

St. Joe Company (NYSE: JOE) had received a favorable ruling from the U.S.

Internal Revenue Service regarding FECI's reclassification of its Class A and

Class B common stock into a single class of common stock.  The letter ruling confirms that the proposed reclassification will not have an adverse affect on the tax-free status of the October 2000 spin-off of St. Joe's equity interest in FECI to St. Joe's shareholders.

    In May 2003, FECI's Class A and Class B shareholders, voting as separate classes, had approved amendments to FECI's articles of incorporation to allow the reclassification of the two classes of common stock into a single class of common stock.  Subject to required approvals of the New York Stock Exchange

(NYSE), FECI intends to file an amendment to its articles of incorporation with the Secretary of State of Florida in order to effect the reclassification on September 22, 2003. FECI anticipates that the Class B Stock will be delisted from the NYSE prior to trading on September 22, 2003. The single class of common stock will continue to trade on the New York Stock Exchange under the ticker symbol "FLA".

    FECI Chairman, President and CEO Robert W. Anestis added, "We believe the elimination of the dual share class structure will enhance liquidity and trading volume in the stock, broaden appeal to a larger investor base,

eliminate investor confusion and simplify the Company's capital structure."



    About Florida East Coast Industries, Inc.

    Florida East Coast Industries, Inc., headquartered in St. Augustine, FL,

conducts operations through two wholly owned subsidiaries, Flagler Development

Company (Flagler) and Florida East Coast Railway, L.L.C. (FECR). Flagler owns,

develops, leases and manages 6.7 million square feet of commercial and industrial space, as well as an additional 403,000 square feet under construction, and owns approximately 938 acres of entitled land and 4,900 acres of additional Florida properties. FECR is a regional freight railroad that operates 351 miles of main line track from Jacksonville to Miami and provides intermodal drayage services at terminals located in Atlanta,

Jacksonville and Miami. For more information, visit the Company's website at

http://www.feci.com.



    This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company's present expectations or beliefs concerning future events. These statements may be identified by the use of words like

"plan," "expect," "aim," "believe," "project," "anticipate," "intend,"

"estimate," "will," "should," "could," and other expressions that indicate future events and trends. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Such forward-looking statements may include, without limitation, statements that the Company does not expect that lawsuits, environmental costs, commitments, including future contractual obligations, contingent liabilities, financing availability, labor negotiations or other matters will have a material adverse effect on its consolidated financial condition, statements concerning future capital needs and sources of such capital funding, statements concerning future intentions with respect to the payment of dividends and other potential capital distributions, benefits from a share reclassification, future growth potential of the Company's lines of business, performance of the Company's product offerings, other similar expressions concerning matters that are not historical facts, and projections relating to the Company's financial results.

The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-

looking statements. Important factors that could cause such differences include, but are not limited to, the changing general economic conditions

(particularly in the state of Florida, the southeast US and the Caribbean) as they relate to economically sensitive products in freight service and building rental activities; ability to manage through economic recessions or downturns in customer's business cycles; industry competition; possible future changes in the Company's structure, lines of business, business and investment strategies, and related implementation; legislative or regulatory changes;

technological changes; volatility of fuel prices (including volatility caused by military actions); changes in depreciation rates resulting from future railway right-of-way and equipment life studies; the ability of the Company to complete its financing plans, settle future contractual obligations as estimated in time and amount and conclude labor negotiations in a satisfactory way; changes in insurance markets, including increases in insurance premiums and deductibles; the availability and costs of attracting and retaining qualified independent third party contractors; liability for environmental remediation and changes in environmental laws and regulations; the ultimate outcome of environmental investigations or proceedings and other types of claims and litigation; natural events such as weather conditions, floods,

earthquakes and forest fires; discretionary government decisions affecting the use of land and delays resulting from weather conditions and other natural occurrences that may affect construction or cause damage to assets; the ability of the buyers to terminate contracts to purchase real estate from the

Company prior to the expiration of inspection periods; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; costs and availability of land and construction materials;

buyers' ability to close transactions; the Company's future taxable income and other factors that may affect the availability and timing of utilization of the Company's deferred tax assets; uncertainties, changes or litigation related to tax laws, regulations and the application thereof that could limit the tax benefits of the EPIK sale or of other possible transactions involving the Company; risks associated with implementing the reclassification and achieving the benefits thereof; the Company's ability to pay dividends or to make other distributions to shareholders; and other risks inherent in the real estate and other businesses of the Company. Further information on these and other risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Forms 10-

K and 10-Q. The Company assumes no obligation to update the information contained in this news release, which speaks only as of its date.



SOURCE  Florida East Coast Industries, Inc.

    /CONTACT:  Investors, Bradley D. Lehan, +1-904-819-2128, or Media, Husein

A. Cumber, +1-904-826-2280, both of Florida East Coast Industries, Inc./

    /Web site:  http://www.feci.com /

    (FLA FLA.b JOE)



CO:  Florida East Coast Industries, Inc.; The St. Joe Company

ST:  Florida

IN:  RLT TRN

SU:  ACC